UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 4, 2010

Hines Global REIT, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 4, 2010, Hines Global REIT 50 South Sixth LLC, a wholly-owned subsidiary of Hines Global REIT Properties LP ("the Operating Partnership"), which is a subsidiary of Hines Global REIT, Inc. ("Hines Global"), acquired Fifty South Sixth, a 29-story office building located in Minneapolis, Minnesota. The seller, KanAm Grund Kapitalanlagegesellschaft mbH, is not affiliated with Hines Global or its affiliates.

Fifty South Sixth consists of 698,606 square feet of rentable area that is 94% leased to thirty-two tenants. Dorsey & Whitney LLP, an international law firm, leases 333,264 square feet or approximately 48% of the building’s rentable area, under a lease that expires in September 2016. The annual base rent under the lease is currently approximately $6.8 million, and is subject to rent escalations. Deloitte LLP, an auditing, consulting, financial advisory, risk management and tax services company, leases 142,435 square feet or approximately 20% of the building’s rentable area, under a lease that expires in June 2024. The annual base rent under the lease is currently approximately $3.1 million, and is subject to rent escalations. In addition, the lease has a termination option which permits the tenant to terminate the lease if notice is given by December 31, 2019 and the tenant makes a payment equal to six months gross rent plus unamortized leasing costs.  The remaining space is leased to thirty tenants, none of which individually leases more than 10% of the rentable area of the building.

The net purchase price for Fifty South Sixth was $180.0 million, exclusive of transaction costs, financing fees and working capital reserves. Hines Global funded the acquisition using proceeds from its current public offering along with $95.0 million of debt financing (see additional details in Item 2.03 below).

The estimated going-in capitalization rate for Fifty South Sixth is approximately 7.4%.  The estimated going-in capitalization rate is determined by dividing the projected net operating income (“NOI”) for the first fiscal year by the net purchase price (excluding closing costs). NOI includes all projected operating revenues (rental income, tenant reimbursements, parking and any other property-related income) less all projected operating expenses (property operating and maintenance expenses, property taxes, insurance and property management fees). The projected NOI includes assumptions which may not be indicative of the actual future performance of the property. These include assumptions: (i) that in-place tenants will continue to perform under their lease agreements during the next 12 months and (ii) concerning estimates of timing and rental rates related to re-leasing vacant space.

In connection with the acquisition of this property and the related debt financing, Hines Global expects to pay its advisor, Hines Global REIT Advisors LP, an affiliate of Hines Interests Limited Partnership (“Hines”), approximately $3.6 million in acquisition fees and approximately $950,000 in debt financing fees.

The terms of the acquisition of Fifty South Sixth are more fully set forth in the Purchase and Sale Agreement, dated as of September 24, 2010, by and between KanAm Grund Kapitalanlagegesellschaft mbH, for the benefit of KanAm US-grundinvest Fonds, and Hines Global REIT 50 South Sixth LLC. The agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 4, 2010, in connection with its acquisition of Fifty South Sixth, Hines Global REIT 50 South Sixth LLC, (the "Borrower"), entered into a first mortgage loan agreement with a principal amount of $95.0 million, made by PB Capital Corporation.  PB Capital Corporation is not affiliated with Hines Global or its affiliates. The loan requires monthly payments of interest only and has a variable interest rate. However, the interest rate was effectively fixed at 3.62% through a five-year interest rate swap agreement, which the Borrower entered into with PB Capital Corporation.

The initial maturity date for the loan is November 4, 2015, and the Borrower has the option to extend the term for two additional one-year periods. The loan is secured by a first priority lien on the Borrower's interest in Fifty South Sixth and assignments of all the Borrower's personal property including its leases and rents. The loan documents permit prepayment, subject in certain instances to a prepayment fee. The loan documents contain customary events of default with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens. This loan is non-recourse with standard carve-outs to Hines Global. If an event of default has not been cured and is continuing, the lender may declare that the principal and any unpaid interest are immediately due and payable.

 Item 9.01 Financial Statements and Exhibits.

(a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information.

To be filed by amendment. The registrant hereby undertakes to file the financial statements required to be filed in response to this item on an amendment to this Current Report on Form 8-K no later than January 20, 2011.

(d) Exhibits:

10.1 Purchase and Sale Agreement, dated as of September 24, 2010, by and between KanAm Grund Kapitalanlagegesellschaft mbH, for the benefit of KanAm US-grundinvest Fonds, and Hines Global REIT 50 South Sixth LLC (filed as exhibit 10.1 to the Current Report on Form 8-K filed on September 27, 2010 and is incorporated by reference herein).

99.1 Press Release of Hines, dated November 10, 2010

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the estimated going-in capitalization rate for Fifty South Sixth, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with the inaccuracy of the assumptions made by Hines Global in the calculation of the estimated going-in capitalization rate, and other risks described in the “Risk Factors” section of Hines Global’s Prospectus, dated April 30, 2010, as supplemented, its Annual Report on Form 10-K for the year ended December 31, 2009 and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

November 10, 2010	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Accounting Officer

Exhibit Index

Exhibit No.	Description
10.1
Purchase and Sale Agreement, dated as of September 24, 2010, by and between KanAm Grund Kapitalanlagegesellschaft mbH, for the benefit of KanAm US-grundinvest Fonds, and Hines Global REIT 50 South Sixth LLC (filed as exhibit 10.1 to the Current Report on Form 8-K filed on September 27, 2010 and is incorporated by reference herein).

99.1*	Press Release of Hines, dated November 10, 2010

*	Filed herewith